UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2005

Ocean West Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-49971	71-087-6958
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4117 West 16th Square, Vero Beach, FL	39267
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (772) 492-0104

15991 Redhill Avenue, Suite 110, Tustin, California 92780
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to a Securities Exchange Agreement and Plan of Reorganization dated as of April 5, 2005 by and among the Company, InfoByPhone, Inc. and the shareholders of InfoByPhone (“Exchange Agreement”) effective June 6, 2005, the Company acquired InfoByPhone, a Delaware corporation (the “Acquisition”), pursuant to which InfoByPhone became a wholly-owned subsidiary of the Company, as the Company acquired (i) all of the issued and outstanding shares of common stock of InfoByPhone in exchange for an aggregate of 6,000,000 shares of authorized, but unissued, shares of common stock, par value $0.01 of the Company constituting approximately 56% of the capital stock of the Company.

Vertical Capital Partners, Inc. (“Vertical”), the financial advisors to InfoByPhone shall receive an aggregate of 500,000 shares of OWHC Common Stock. Giving effect to such issuances, the holders of interests in InfoByPhone, together with Vertical, hold in aggregate more than 50% of the outstanding Common Stock of the Company on a fully-diluted basis.

It is currently anticipated, and the Exchange Agreement provides, that the board of directors of the Company, currently consisting of Marshall Stewart, and Daryl Meddings shall resign, effective when 10 days have passed after an Information Statement has been mailed and delivered to all of the Company’s stockholders in compliance with Section 14(f) of the Securities Exchange Act of 1934 and Section 14f-1 promulgated thereunder. Prior thereto Darryl Cohen and Alan Smith shall become members of the Board, and following the 10 day period Sandro Sordi will also be appointed to the board. Such directors will comprise the entire Board of Directors of the Company (collectively, the “Designated Directors”). In addition, the Exchange Agreement provides that all officers of the Company shall resign and be replaced by individuals designated by InfoByPhone. InfoByPhone has designated Darryl Cohen to serve as chief executive officer and interim principal financial officer.

Following the closing of the Exchange Agreement, the Company shall have an initial closing of a private placement offering (the “Offering”), by the Company to certain accredited investors of equity securities of the Company (the “Securities”) in the aggregate minimum purchase amount of 2,500,000 shares of the Company at $.30 per share for an aggregate minimum purchase price of $750,000 and the aggregate maximum purchase amount of 6,666,666 shares at $.30 per share for an aggregate maximum purchase price of $2,000,000. In the event that the Company is unable to complete the minimum offering, InfoByPhone has the right to unwind the Acquisition.

InfoByPhone is a communications technology company that provides users of handheld cellular devices with access to information regardless of location through its AskMeNow™ Service (the “Service”). The Service is a new mobile information content service users of any mobile device with text messaging/SMS or email capability, can use to call, email, or text message (SMS) questions. An answer is then text messaged or e-mailed back to the consumer’s mobile device, usually within a matter of minutes.

The Service is accessible anytime and anywhere, through every possible way that wireless technology allows people to communicate via a mobile device. Using proprietary software and proprietary methods to access third party data bases the Service has the research capability to answer virtually any information-based question, including current news and events, sports scores, historical statistics, weather, entertainment, stock quotes and market data, driving directions, travel schedules and availabilities, emergency disaster information, comparison shopping, restaurant information and reservations, directory assistance, and random trivia (literature, history, science, etc.). Once information is accessed from third party strategic partners, it is refined to a format suitable for easy reading on the screen of user’s mobile device and quickly emailed or text messaged back to the user.

The disclosure above summarizes the terms of the Exchange Agreement. The complete text of such agreements is contained in the Exchange Agreement, which is filed as exhibit to this Form 8-K Current Report. The Company issued a press release describing the Acquisition, a copy of which is also filed as an exhibit to this Form 8-K Current Report. Pursuant to the Exchange Agreement referenced above, the Company issued an aggregate of 6,000,000 shares of its Common Stock to 38 shareholders of InfoByPhone. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Exchange Act. The shareholders were provided with information concerning the Company and had the opportunity to ask questions about the Company. The shares of common stock issued to the shareholders contain applicable legends restricting transfer absent registration or exemption.

Item 5.01 Change in Control of Registrant.

Pursuant to the terms and conditions of the Exchange Agreement, the stockholders of InfoByPhone have exchanged their interest therein for shares of our common stock, as a result of which InfoByPhone has become our wholly-owned subsidiary. As a result of the Transaction, a change of control of the Company will occur with the existing stockholders of the Company being reduced from holding 100% of the issued and outstanding shares of common stock of the Company to holding less than 50% of the issued and outstanding shares of common stock post closing.

Due to the issuance of the shares of our common stock and the change in our officers and directors, which will occur pursuant to the Exchange Agreement, a change in control of the Company will occur.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Following the Closing of the Transaction, the following InfoByPhone executive officers, directors and director have been appointed the executive officers, directors and director nominees as listed below. The election of Mr. Cohen and Mr. Smith as directors became effective immediately. The election of Mr. Sordi will become effective on the eleventh day after mailing of this Information Statement in accordance with Section 14(f) of the Securities and Exchange Act of 1934 amended Section 14f-1 under the Act. The following are the existing InfoByPhone executive officers, directors and director-nominees and their respective ages and positions as of the date hereof:

Names	Ages	Position
Darryl Cohen	51	Chairman, Chief Executive Officer and Director
Alan Smith	52	Director
Sandro Sordi	45	Director

Darryl Cohen (51) Mr. Cohen has been chairman chief executive officer and a Director of InfoByPhone since September 2004. Prior to that, Darryl Cohen served as chairman and chief executive officer of Ramp Corp. (RCO-Amex), a company that through its wholly-owned subsidiaries provides Internet-based communication, data integration, and transaction processing technologies designed to provide access to safer and better healthcare from September 2002 through April 2004.

Prior to becoming Ramp’s chairman and chief executive officer in September 2002, Cohen invested in public and private companies, frequently working with management in the areas of marketing strategy and financing.

Before that, he was president of DCNL Incorporated, a privately held beauty supply manufacturer and distributor he founded in 1988 and sold to Helen of Troy in 1998. Cohen’s innovative business strategies launched DCNL to success and have since become industry standards in creating effective marketing strategies and distribution channels. DCNL brought numerous products to market through national television advertising campaigns, specifically infomercials and short form direct response spots. DCNL products were distributed in mass merchandisers, drug stores, and grocery stores. During his tenure as president of DCNL, Cohen was also co-owner and president of Basics Beauty Supply Stores, a chain of retail stores in California, from 1985 -1999. He has also owned businesses in the food-services and gift industries, and holds a BA in Political Science from the University of California at Berkeley.

Alan Smith (52) Mr. Smith has been a director of InfoByPhone since April, 2005. For the past two years, Mr. Smith has been involved in personal investments and new investment opportunities. Prior to this period, he was the owner/president of Aaron Kamhi Inc., an apparel manufacturing company specializing in private label products for chain and department stores. Mr. Smith worked at Aaron Kamhi, Inc. for 25 years, at the peak of the business the company did $128,000,000 manufacturing overseas and domestically. He was involved in all aspects of the business. Mr. Smith has been actively involved in Community programs working with youth for the past 20 years.

Sandro Sordi (45) Mr. Sordi currently serves as the General Counsel for the RS Group of Companies, Inc., a holding company for a group of insurance and finance related businesses and affinity program managers. Mr. Sordi joined the RS Group in 2003 where, as its General Counsel and a Director, he has a taken leading role in developing the company’s growth strategy and engaging in negotiations of all types. Prior thereto Mr. Sordi was engaged in the private practice of law. Mr. Sordi has been a member of the Florida Bar since 1990, having earned his Juris Doctor from the University of Miami, Florida and his B.A. (Honors) from York University in Toronto, Canada. After admission to the bar, from 1990 through 2002, Mr. Sordi practiced law exclusively as a sole practitioner in addition to being involved in certain investment projects.

Item 7.01 Regulation FD Disclosure

On June 9, 2005, the Company issued a press release announcing the effectiveness of the Exchange Agreement. A copy of the press release is filed as an exhibit to this Form 8-K Current Report

Item 8.01 Other Events.

A. Certificate of Incorporation and By-laws.

As soon as practicable following the Acquisition and the filing and mailing of an amended information statement on Form 14-C, the certificate of incorporation of the Company will be amended and restated to: (i) change the name of the Company, (ii) increase the number of shares of the authorized common stock of the Company, (iii) adopt a Stock Option Plan and (iv) eliminate preemptive rights from the Certificate of Incorporation of the Company.

Item 9.01 Financial Statements and Exhibits

A. Financial Statements of Business Acquired

Financial statements required by this item shall be filed by amendment no later than 71 days after the date that this report on Form 8-K must be filed.

B. Pro Forma Financial Information

Pro forma financial information required by this item shall be filed by amendment no later than 71 days after the date that this report on Form 8-K must be filed.

C. Exhibits

Exhibit 10.1	Securities Exchange Agreement and Plan of Reorganization dated as of April 5, 2005, by and among the Company, InfoByPhone and the shareholders of InfoByPhone.

Exhibit 99.1	Press Release dated June 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN WEST HOLDING CORPORATION

June 9, 2005	By:	/s/Darryl Cohen
Name: Darryl Cohen Title: President and Chief Executive Officer